Exhibit 99.2

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

For Immediate Release

Cleantech Solutions International Announces Conference Call to Discuss Fourth Quarter and Full Year 2012 Financial Results

WUXI, Jiangsu, China, April 11, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Friday, April 12, 2013 to discuss financial results for the fourth quarter and full year ended December 31, 2012.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Chief Financial Officer, will host the conference call. The Company will release its financial results for the fourth quarter and year ended December 31, 2012 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (866) 759-2078. International callers should dial (706) 643-0585. When prompted, please enter conference passcode: 35398924.

If you are unable to participate in the conference call at this time, a replay will be available for 14 days starting on April 12, 2013 at 10:00 am ET. To access the replay, dial (855) 859-2056. International callers dial (404) 537-3406, and enter passcode: 35398924.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

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